Exhibit 99(c)

        OFFER TO EXCHANGE

14,148,518 Shares of Cincinnati Bell Common Stock
for all the outstanding shares of
BRCOM Inc. Exchangeable Preferred Stock

and

CONSENT SOLICITATION

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON AUGUST 29, 2003, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). IN ORDER FOR HOLDERS OF THE BRCOM PREFERRED STOCK TO PARTICIPATE IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, SUCH HOLDERS MUST TENDER THEIR SECURITIES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS TO THE RELATED CERTIFICATE OF DESIGNATION ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE. TENDERED SHARES MAY BE WITHDRAWN AND RELATED CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER.

July 31, 2003

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We refer to the enclosed prospectus and solicitation statement dated July 31, 2003, of Cincinnati Bell Inc. (f/k/a Broadwing Inc.) ("Cincinnati Bell"), which together with any amendments and supplements thereto and the related consent and letter of transmittal constitute the exchange offer and consent solicitation. Cincinnati Bell is offering to exchange 35.8 shares of Cincinnati Bell Common Stock for each outstanding share of 12 1/2% Series B Junior Exchangeable Preferred Stock (the "BRCOM Preferred Stock") of BRCOM Inc., f/k/a Broadwing Communications Inc., ("BRCOM") that is validly tendered on or prior to the expiration date and not properly withdrawn, upon the terms and subject to the conditions set forth in the prospectus and consent solicitation and in the related consent and letter of transmittal. Concurrently with the exchange offer, Cincinnati Bell is also soliciting consents from holders of BRCOM Preferred Stock to certain amendments to the certificate of designation under which the shares were issued. See "The Exchange Offer, Consent Solicitation and Merger" in the prospectus and solicitation statement. Terms used herein have the same meanings as in the prospectus and solicitation statement.

        We have been appointed by Cincinnati Bell to act as the dealer manager and solicitation agent in connection with the exchange offer and consent solicitation. Your attention is directed to the prospectus and solicitation statement, which you should read in its entirety.

        The exchange offer and consent solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on August 29, 2003 (the "expiration date"), unless extended in accordance with applicable law and the terms of the exchange offer and consent solicitation, in which event the term "expiration date" shall mean the latest time and date to which the exchange offer and consent solicitation, as extended, shall expire.

        The exchange offer and consent solicitation are subject to several conditions described in the prospectus and solicitation statement, which you should review in detail. See "The Exchange Offer, Consent Solicitation and Merger—Conditions of the Exchange Offer, Consent Solicitation and Merger" in the prospectus and solicitation statement.

        For your information and for forwarding to your clients for whom you hold shares of BRCOM Preferred Stock registered in your name or in the name of your nominee of who hold shares of BRCOM Preferred Stock registered in their own names, we are enclosing the following documents:

          1.     The prospectus and solicitation statement;

          2.     The consent and letter of transmittal, including the Substitute Form W-9, for your use and for the information of your clients;

          3.     A letter that may be sent to your clients for whose account you hold shares of BRCOM Preferred Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer and consent solicitation;

          4.     A notice of guaranteed delivery to be used to accept the exchange offer and consent solicitation if the certificates for shares of BRCOM Preferred Stock are not immediately available, the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, the exchange agent, prior to the expiration date; and

          5.     A return envelope addressed to the exchange agent.

        YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER AND CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 29, 2003, UNLESS EXTENDED BY CINCINNATI BELL AS PROVIDED IN THE PROSPECTUS.

        Except as otherwise provided in the prospectus and solicitation statement and the related consent and letter of transmittal, tenders and consents are irrevocable.

        Neither Cincinnati Bell nor BRCOM will pay any fees or commissions to any broker or dealer or any other person (other than the dealer manager and solicitation agent and the exchange agent as described in "The Exchange Offer, Consent Solicitation and Merger—Dealer Manager and Solicitation Agent" and "The Exchange Offer, Consent Solicitation and Merger—Exchange Agent" in the prospectus and solicitation statement) for soliciting tenders of shares of BRCOM Preferred Stock pursuant to the exchange offer and consent solicitation. Cincinnati Bell will, however, upon request, reimburse you for reasonable and necessary costs and expenses incurred by you in forwarding any of the enclosed materials to your customers. Cincinnati Bell will pay all stock transfers taxes, if any, payable on the transfer to it of shares of BRCOM Preferred Stock and the transfer to tendering stockholders of shares of Cincinnati Bell Common Stock pursuant to the exchange offer and consent solicitation, except as otherwise provided in Instruction 6 of the consent and letter of transmittal.

        To participate in the exchange offer and consent solicitation, certificate(s) for shares of BRCOM Preferred Stock or a confirmation of any book-entry transfer into the exchange agent's account at the Depository Trust Company of shares of BRCOM Preferred Stock tendered electronically, as well as a properly completed and duly executed consent and letter of transmittal and any required signature guarantees, or an agent's message in connection with a book-entry transfer of shares, and any other documents required by the consent and letter of transmittal must be received by the exchange agent as indicated in the consent and letter of transmittal and the prospectus and solicitation statement prior to the expiration date.

        Holders whose certificate(s) representing shares of BRCOM Preferred Stock are not immediately available or who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver their certificate(s) and/or all other required documents to the exchange agent prior to the expiration date may tender their shares of BRCOM Preferred Stock pursuant to the guaranteed delivery procedure set forth in the prospectus and solicitation statement under "The Exchange Offer, Consent Solicitation and Merger—Guaranteed Delivery."

        Any inquiries you may have with respect to the exchange offer and consent solicitation should be addressed to the dealer manager and solicitation agent or the exchange agent at their respective addresses and telephone numbers set forth on the back cover of the prospectus and solicitation statement. Additional copies of the enclosed material many also be obtained from the dealer manager and solicitation agent.

                      Very truly yours,

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CINCINNATI BELL, BRCOM, THE EXCHANGE AGENT, THE DEALER MANAGER AND SOLICITATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.